Exhibit 24
POWER OF ATTORNEY

The undersigned with respect to the matters described herein, hereby constitutes and appoints Eugene DeFelice, Brad Feuer, Joseph Lombardi, Sheedeh Moayery and Michelle Smith, each of whom may act individually, as my true and lawful attorney-in-fact to:

(1)

Execute for and on behalf of the undersigned all forms or documents (collectively, the “Forms”) to be filed under the Securities Exchange Act of 1934, as amended, and the rules thereunder (collectively, the “Exchange Act”) with respect to transactions by the undersigned in securities issued by Barnes & Noble, Inc. (the “Company”), including without limitation any Forms 3, 4 or 5, Form 144 or Schedule 13D, and any amendments to any of the foregoing;

(2)

Do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Forms and timely file such Forms with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3)

Take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned. The undersigned understands and confirms that the Forms executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

                The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that each of the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, and shall not be liable or responsible for, nor shall the Company be liable or responsible for, any of the undersigned’s responsibilities to comply with the Exchange Act.

                This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to securities issued by the Company, unless earlier revoked with respect to any of the attorneys-in-fact named herein by the undersigned in a signed writing delivered to such person or persons or the Company.  This Power of Attorney supersedes the power of attorney previously filed by the undersigned with the United States Securities and Exchange Commission on August 26, 2009, which power of attorney shall no longer be in effect.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 9th day of November, 2010.

/s/ Allen W. Lindstrom
Name: Allen W. Lindstrom